UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2013

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225 Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 23, 2013, the Board of Directors of AV Homes, Inc. (the “Company”) appointed Michael S. Burnett to the positions of Executive Vice President and Chief Financial Officer, effective October 14, 2013. Mr. Burnett currently serves as Group Vice President, Finance, Treasury and Investor Relations at JDA Software Group, Inc., a position he has held since November 2009. Prior to joining JDA, Mr. Burnett was Chief Financial Officer of American Traffic Solutions, Inc. from February 2009 to November 2009 and Senior Vice President, Treasurer of Allied Waste Industries, Inc. from February 2006 to December 2008, after holding other finance and investor relations positions at Allied Waste since January 1998. Mr. Burnett began his career as a certified public accountant with Arthur Andersen LLP.

In connection with Mr. Burnett’s appointment, the Company provided an offer letter to Mr. Burnett setting for certain compensatory arrangements in connection with his at-will employment. The letter agreement provides for an annual base salary of $275,000 and a guaranteed bonus of $50,000 for fiscal 2013. For fiscal 2014, Mr. Burnett will be eligible to receive a bonus equal to 60% of his base salary and a performance-based restricted stock award with a value equal to 60% of his base salary, each based on objectives to be determined by the Compensation Committee. Mr. Burnett will also receive a stock option to purchase 65,000 shares of the Company’s common stock having the same terms as described below for the grants to other executive officers, but with a grant date of October 14, 2013 and an exercise price equal to the closing price of the Company’s common stock on that date.

In connection with Mr. Burnett’s appointment, Tina M. Johnston will step down as Principal Financial Officer and Principal Accounting Officer. She will remain with the Company through the end of November 2013 to facilitate an orderly transition.

A press release issued by the Company on September 26, 2013 announcing the appointment of Mr. Burnett is filed as Exhibit 99.1 hereto.

Stock Option Grants to Executive Officers

On September 26, 2013, the Compensation Committee of the Board of Directors of the Company approved the grant of stock options to the following executive officers:

Executive Officer	Number of Shares
Roger A. Cregg	330,036
Joseph Carl Mulac, III	100,000
Dave M. Gomez	40,000

The stock options will vest ratably over four years on each anniversary of the date of grant and will have a ten year term. The exercise price of the stock options is $16.80 per share, the closing price of a share of the Company’s common stock on the date of grant. The form of stock option agreement for such options is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of stock option agreement for 2013 grants.

99.1	Press Release dated September 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

Date: September 27, 2013	By:	/s/ Roger A. Cregg
	Name:	Roger A. Cregg
	Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

10.1	Form of stock option agreement for 2013 grants.

99.1	Press Release dated September 26, 2013.